UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2014

R. R. DONNELLEY & SONS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-4694	36-1004130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 South Wacker Drive

Chicago, Illinois 60606

(Address of principal executive offices)

Registrant’s Telephone Number, Including Area Code: (312) 326-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

R.R. Donnelley & Sons Company (the “Company”), as borrower, and certain of its subsidiaries (the “Guarantors”), as guarantors, have entered into an amendment (“Amendment No. 2 to the Credit Agreement”) to their secured revolving credit agreement (the “Credit Agreement”), dated as of October 15, 2012, among the Company, the Guarantors, the lenders party thereto (the “Lenders”), and Bank of America, N.A., as administrative agent (the “Administrative Agent”). Amendment No. 2 to the Credit Agreement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Pursuant to Amendment No. 2 to the Credit Agreement, among other things, the aggregate revolving commitments of the Lenders under the Credit Agreement have been increased from $1.15 billion to $1.5 billion and the expiration date of the Credit Agreement has been extended from October 15, 2017 to September 9, 2019.

Certain of the lenders, agents and other parties to the Credit Agreement, and their affiliates, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the company and its subsidiaries. Such lenders, agents and other parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries for such services.

Item 9.01	Financial Statements and Exhibits.

99.1.	Amendment No. 2 to the Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: September 15, 2014

	By:	/s/ Daniel N. Leib
	Name:	Daniel N. Leib
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Amendment No. 2 to the Credit Agreement